Exhibit 10.2


                  THE MERRILL LYNCH FUTURESACCESS(SM) PROGRAM













                               SELLING AGREEMENT




             Private Placement of Limited Liability Company Units










                       Effective as of October 31, 2004


                   MERRILL LYNCH ALTERNATIVE INVESTMENTS LLC
                                    Manager



              MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                                 Selling Agent

                  THE MERRILL LYNCH FUTURESACCESS(SM) PROGRAM



                               SELLING AGREEMENT

                               TABLE OF CONTENTS

Section                                                                   Page
-------                                                                   ----


SECTION 1.  REPRESENTATIONS AND WARRANTIES OF THE MANAGER....................1


SECTION 2.  OFFERING AND SALE OF UNITS.......................................3


SECTION 3.  COVENANTS OF THE MANAGER.........................................5


SECTION 4.  OFFERING MATERIALS...............................................6


SECTION 5.  CONDITIONS OF CLOSING............................................6


SECTION 6.  INDEMNIFICATION AND EXCULPATION..................................7


SECTION 7.  STATUS OF PARTIES................................................8


SECTION 8.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE
            DELIVERY.........................................................9


SECTION 9.  TERMINATION......................................................9


SECTION 10.  NOTICES AND AUTHORITY TO ACT....................................9


SECTION 11.  PARTIES.........................................................9


SECTION 12.  GOVERNING LAW...................................................9


SECTION 13.  REQUIREMENTS OF LAW.............................................9

--------------------


APPENDIX: SCHEDULE OF COMPANIES dated as of October 31, 2004

                  THE MERRILL LYNCH FUTURESACCESS(SM) PROGRAM


             Private Placement of Limited Liability Company Units



                               SELLING AGREEMENT

                                                        as of October 31, 2004


MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York 10080-6106

Dear Sirs:

          Your affiliate, Merrill Lynch Alternative Investments LLC, a Delaware limited liability company (referred to herein in its individual capacity and as manager as the "Manager" or "MLAI"), has caused the formation of a group of managed futures funds comprising the Merrill Lynch FuturesAccess(SM) Program (the "Program") which, at the effective date hereof, consist of the four limited liability companies formed pursuant to the Limited Liability Company Act of the State of Delaware (the "DLLCA") and listed in the Schedule of Companies (the "Schedule") attached hereto as the Appendix. Each company within the Program is hereinafter referred to as a "FuturesAccess Fund." It is intended that the terms and conditions of this Selling Agreement (the "Agreement") shall apply to and be binding upon any company which subsequently becomes a FuturesAccess Fund (each a "New FuturesAccess Fund") and, likewise, shall cease to apply to any company which ceases, for whatever reason, to be a FuturesAccess Fund (each an "Old Futures Access Fund"). It is hereby agreed therefore that, in the event of any New FuturesAccess Fund or Old FuturesAccess Fund joining or leaving the Program as the case may be, the Schedule shall be amended accordingly with the intent and effect that (from the effective date on which such Schedule is acknowledged and accepted on behalf of the FuturesAccess Funds specified therein, the Manager and Merrill Lynch, Pierce, Fenner & Smith Incorporated) any such New FuturesAccess Fund shall become, and any such Old FuturesAccess Fund shall cease to be, a party to this Agreement. Upon becoming a party hereto, a New FuturesAccess Fund shall agree to observe, perform and be bound by all the terms of this Agreement which are capable of applying to it and which have not been performed as at that time.

          The FuturesAccess Funds (hereinafter referred to, individually, as a "Company," and, collectively, as the "Companies") will operate as single-advisor managed futures funds to which professional trading advisors ("Trading Advisors") unaffiliated with MLAI will provide trading advice on an independent contractor basis.

                                                                    APPENDIX A


          Capitalized terms used herein, unless otherwise indicated, shall have the meanings attributed to them in the Companies' Part One (A) Confidential Program Disclosure Document: FuturesAccess(SM) Program General Information, Part One (B) Confidential Program Disclosure Document: Trading Advisor Information and the Part Two Confidential Program Disclosure Document:
Statement of Additional Information, as amended or supplemented from time to time (collectively, the "Memorandum"). Defined terms used herein shall have the meaning of both the singular and the plural unless otherwise specified.

          Section 1. Representations and Warranties of the Manager. The Manager represents and warrants to the Selling Agent as follows:

          (a) Each Company has been formed pursuant to a Certificate of Formation (each a "Certificate of Formation") and a Limited Liability Company Operating Agreement (each an "Operating Agreement") which provide for the subscription for and sale of each Company's units of limited liability company interest ("Units") in classes; all action required to be taken by the Manager and each Company as a condition to the sale of the Units to subscribers who qualify as "Accredited Investors" within the meaning of the Securities Act of 1933, as amended (the "1933 Act") has been, or prior to the Initial and each Additional Closing Time (as defined in Section 2 hereof) will have been taken, and, upon payment of the consideration therefor specified in all accepted FuturesAccess Program Subscription and Exchange Agreements and Signature Pages thereto (collectively, the "Subscription Agreements"), the Units will constitute valid limited liability company interests in a Company.

          (b) Each Company is a limited liability company duly organized pursuant to a Certificate of Formation and the DLLCA and validly existing under the laws of the State of Delaware with full power and authority to conduct its business and operations, as described in its Memorandum; each Company has received (or will receive prior to the Initial Closing Time) a certificate of authority to do business in the State of New Jersey.

          (c) The Manager is duly organized and validly existing and in good standing as a limited liability company under the laws of the State of Delaware and in good standing as a foreign limited liability company under the laws of the State of New Jersey and in each other jurisdiction in which the nature or conduct of its business requires such qualification and the failure to so qualify would materially adversely affect the Companies' or the Manager's ability to perform its obligations hereunder.

          (d) Each Company and the Manager have full limited liability company power and authority under applicable law to perform their respective obligations under an Operating Agreement, an Escrow Agreement relating to the offering of the Units (each an "Escrow Agreement"), the Customer Agreement ("Customer Agreement") and the Advisory Agreement ("Advisory Agreement") relating to the trading of commodity interests and this Agreement, as described in the Memorandum.

                                                                    APPENDIX A


          (e) The Memorandum as of its date of issue, the Initial Closing Time and at each Additional Closing Time will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading. This representation and warranty shall not, however, apply to any statement or omission in the Memorandum made in reliance upon and in conformity with information relating to the Trading Advisors and furnished or approved in writing by the Trading Advisors; it being acknowledged that each of the Trading Advisors have approved the information relating to such party or its principals, as set forth in the Memorandum.

          (f) Since the respective dates as of which information is given in the Memorandum., there has not been any material adverse change in the condition (financial or otherwise), business or prospects of the Manager or the Companies, whether or not arising in the ordinary course of business.

          (g) An Operating Agreement, an Escrow Agreement, a Customer Agreement, an Advisory Agreement and this Agreement have each been duly and validly authorized, executed and delivered by the Manager on behalf of each Company, and each constitutes a valid, binding and enforceable agreement of each Company, in accordance with its terms.

          (h) The execution and delivery of the Operating Agreements, the Escrow Agreement, the Customer Agreement, the Advisory Agreement and this Agreement, the incurrence of the obligations set forth in each of such agreements and the consummation of the transactions contemplated therein and in the Memorandum will not constitute a breach of, or default under, any instrument by which either the Manager or a Company is bound or any order, rule or regulation applicable to the Manager or a Company of any court or any governmental body or administrative agency having jurisdiction over the Manager or a Company.

          (i) There is not pending, or, to the best of the Manager's knowledge, threatened, any action, suit or proceeding before or by any court or other governmental body to which the Manager or a Company is a party, or to which any of the assets of the Manager or a Company is subject, which is not referred to in the Memorandum and which might reasonably be expected to result in any material adverse change in the condition (financial or otherwise), business or prospects of the Manager or the Company.

          (j) The Manager has all federal and state governmental and regulatory approvals and licenses, and has effected all filings and registrations with federal and state governmental agencies required to conduct its business and to act as described in the Memorandum or required to perform its obligations as described under the Operating Agreements and this Agreement, and the performance of such obligations will not contravene or result in a breach of any provision of its certificate of incorporation, by-laws or any agreement, order, law or regulation binding upon it.

                                                                    APPENDIX A


          (k) The Companies do not require any federal or state governmental or regulatory approvals or licenses, or need to effect any filings or registrations with any federal or state governmental agencies in order to conduct their business, to act as contemplated by the Memorandum and to issue and sell Units (other than filings relating solely to the offering of the Units).

          (l) Deloitte & Touche LLP are, with respect to the Manager and the Companies, independent public accountants within the meaning of the 1933 Act and the regulations of the Securities and Exchange Commission ("SEC").

          (m) The offer and sale of the Units in the manner contemplated by this Agreement will be exempt from the registration requirements of the 1933 Act by reason of Regulation D promulgated thereunder.

          Section 2. Offering and Sale of Units.

          (a) The Selling Agent is hereby granted the exclusive right to distribute Units. Subject to the performance by the Manager of all its obligations to be performed hereunder, and to the completeness and accuracy in all material respects of all the representations and warranties of the Manager contained herein, the Selling Agent hereby accepts such agency and agrees on the terms and conditions herein set forth to use its best efforts to find acceptable subscribers for the Units as of the beginning of each calendar month.

          It is understood that the Selling Agent's agreement to use its best efforts to find acceptable subscribers for the Units shall not prevent it from acting as a selling agent or underwriter for the securities of other issuers which may be offered or sold during the term of this Agreement. The agency of the Selling Agent hereunder shall continue until this Agreement is terminated in accordance with the provisions of this Section or Section 9.

          (b) In the event insufficient subscriptions (as described in the Memorandum) are received prior to the intended close of the initial offering period, all funds received from subscribers shall be returned in full, with any interest payable thereon (irrespective of amount) and without deduction for any escrow or other fee or expense; and thereupon the Selling Agent's duties as agent and this Agreement shall terminate without further obligation hereunder on the part of the Selling Agent, the Manager or the Company.

          (c) The Manager shall notify the Selling Agent of the aggregate number of Units in each Company for which the Manager has received acceptable subscriptions, and payment of the purchase price for the Units of such Company may, if the Manager so elects, be made at the office of the Manager, Princeton Corporate Campus, 800 Scudders Mill Road, Section 2G, Plainsboro, New Jersey 08536 or at such other place as shall be agreed upon between the Selling Agent and the Manager, at 10:00 A.M., New York time, on the fifth full business day after the day on which the Manager notifies the Selling Agent of the Units for

                                                                    APPENDIX A


     which subscriptions have been accepted or such other day and time as shall be agreed upon between the Selling Agent and the Manager (the "Initial Closing Time").

          At the Initial Closing Time, all interest earned on subscriptions while held in escrow will be credited to the relevant FuturesAccess Fund.

          (d) After the Initial Closing Time, the Manager shall notify the Selling Agent of the aggregate value of Units in each Company for which the Manager has accepted subscriptions for purchase as of the beginning of each month for which sufficient subscriptions (as described in the Memorandum) are received (each additional sale of Units hereinafter referred to as an "Additional Closing Time").

          (e) Initial sales commissions of 1.0% - 2.5% of the amount of each Company's Class A Unit subscription, and up to 0.50% of each Company's Class I and Class D Unit subscription, shall be deducted from the subscription amount. No initial sales commissions will be paid on a Company's Class C Units.

          MLAI will pay to the Selling Agent, at no additional cost to the Companies or their Members, ongoing compensation on the Units for as long as such Units remain outstanding. Such ongoing compensation will equal 1.0%, 0.80%, 2.00% and 0.30% per annum of the average month-end Net Asset Value per Unit of each Company's Class A, Class I, Class C and Class D Units, respectively.

          Ongoing compensation in respect of each Company's Class A Units will begin in the thirteenth month, and in the case of all other Units, immediately after their issuance. Units are issued for such purposes when they begin to participate in the profits and losses of a Company (i.e., when a Company begins to participate in the profits and losses of the applicable Company), not when the related Subscription Agreements are accepted.

          (f) The Selling Agent will use its best efforts to find eligible persons to purchase the Units as of the intended close of the initial offering period (as described in the Memorandum) and thereafter on the terms stated herein and in the Memorandum. It is understood that the Selling Agent has no commitment with regard to the sale of the Units other than to use its commercially reasonable efforts. In connection with the offer and sale of the Units, the Selling Agent represents that it will not knowingly violate applicable laws, and the rules of the National Association of Securities Dealers, Commodity Futures Trading Commission ("CFTC"), the National Futures Association ("NFA"), the SEC, state securities administrators and any other regulatory body. The Selling Agent further represents that it has not and will not offer and sell, or arrange any commitments to purchase, any Units by any form of general solicitation or general advertising (as those terms are used in Regulation D promulgated under the 1933 Act) or in any manner involving a public offering (within the meaning of

                                                                    APPENDIX A


     Section 4(2) of the Securities Act), or offer and sell or otherwise negotiate in respect of any security the offering which is or could be integrated with the sale of Units in a manner that would require registration of the Units under 1933 Act. The Selling Agent shall not execute any sales of Units from a discretionary account over which it has control without prior written approval of the customer in whose name such discretionary account is maintained.

          The Selling Agent agrees not to recommend the purchase of Units to any subscriber unless the Selling Agent shall have reasonable grounds to believe, on the basis of information obtained from the subscriber concerning, among other things, the subscriber's investment objectives, other investments, financial situation and needs, that the subscriber is or will be in a financial position appropriate to enable the subscriber to realize to a significant extent the benefits of a Company, including tax benefits described in the Memorandum; the subscriber has a fair-market net worth sufficient to sustain the risks inherent in participating in the Companies, including loss of investment and lack of liquidity; the Units are otherwise a suitable investment for the subscriber; and the subscriber is qualified to purchase Units as described in the Memorandum.

          (g) None of the Selling Agent, the Companies or the Manager shall, directly or indirectly, pay or award any finder's fees, commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of Units; provided, however, the normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling Units shall not be prohibited hereby.

          (h) All payments for subscriptions shall be made by debiting subscribers' customer securities accounts maintained with the Selling Agent as described in the Memorandum.

          (i) In connection with the offer and sale of the Units, the Manager will not knowingly violate applicable laws and the rules of the SEC, the CFTC, the NFA, state securities administrators and any other regulatory body.

          Section 3. Covenants of the Manager.

          (a) The Manager will notify the Selling Agent immediately and confirm such notification in writing of the issuance by the SEC or any other federal or state regulatory body of any order or decree enjoining the offering or the use of the then current Memorandum or of the institution, or notice of the intended institution, of any action or proceeding for that purpose.

          (b) Until termination of this Agreement, the Manager will take all necessary regulatory steps, make all necessary ongoing regulatory filings and obtain all necessary regulatory approvals to maintain the ongoing offering of the Units.

                                                                    APPENDIX A


          (c) If any event relating to or affecting the Manager or a Company shall occur as a result of which it is necessary to amend or supplement a Company's Memorandum in order to make the Memorandum not materially misleading in light of the circumstances existing at the time it is delivered to a subscriber, MLAI and the Company will forthwith prepare and furnish to the Selling Agent, at the expense of MLAI, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Memorandum which will amend or supplement the Memorandum so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Memorandum is delivered to a subscriber, not misleading.

          Section 4. Offering Materials. The Manager will ensure the printing and delivery to the Selling Agent of copies of a reasonable number of copies of the Memoranda and any supplements or amendments thereto, and of any supplemental sales materials, as necessary from time to time.

          Section 5. Conditions of Closing. The obligations of each of the parties hereunder are subject to the accuracy of the representations and warranties of the other parties hereto, to the performance by such other parties of their respective obligations hereunder and to the following further conditions:

          (a) If requested by the Selling Agent, MLAI shall deliver a certificate to the effect that: (i) the representations and warranties of MLAI contained herein are true and correct with the same effect as though expressly made at the Initial Closing Time and in respect of the Memorandum as in effect at the Initial Closing Time; and (ii) MLAI has performed all covenants and agreements herein contained to be performed on its part as of or prior to the Initial Closing Time.

          (b) As of the Initial Closing Time, Sidley Austin Brown & Wood LLP, counsel to the Manager, shall deliver to all the parties hereto its opinion, in form and substance satisfactory to each of the parties hereto.

          (c) The parties hereto shall have been furnished with such additional information, opinions, certificates and documents, including supporting documents relating to parties described in the Memorandum and letters of representation signed by such parties with regard to information relating to them and included in the Memorandum as they may reasonably require for the purpose of enabling them to pass upon the sale of the Units as herein contemplated and related proceedings, in order to evidence the accuracy or completeness of any of the representations or warranties or the fulfillment of any of the conditions herein contained; and all actions taken by the parties hereto in connection with the sale of the Units as herein contemplated shall be reasonably satisfactory in form and substance to Sidley Austin Brown & Wood LLP.

                                                                    APPENDIX A


          (d) As of each Additional Closing Time, the parties hereto shall have been furnished with such information, opinions and certified documents as the Manager and the Selling Agent may deem to be necessary or appropriate.

          If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement and all obligations hereunder may be canceled by any party hereto by notifying the other parties hereto of such cancellation in writing or by telegram at any time at or prior to the Initial Closing Time, and any such cancellation or termination shall be without liability of any party to any other party except as otherwise provided in Section 6.

          Section 6. Indemnification and Exculpation.

          (a) Indemnification by the Manager. The Manager agrees to indemnify and hold harmless the Selling Agent and each person, if any, who controls the Selling Agent within the meaning of Section 15 of the 1933 Act, as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of (A) any breach by the Manager of its representations and warranties or failure of the Manager to comply with any of its agreements contained herein or any act, omission, activity or conduct undertaken in connection with this Agreement by or on behalf of the Manager, except to the extent such loss results from the negligence or willful misconduct of the Selling Agent or
          (B) any untrue statement or alleged untrue statement of a material fact contained in the Memorandum (or any amendment thereto) or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Memorandum (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with information relating to the Selling Agent or a Trading Advisor or furnished or approved by the Selling Agent or Trading Advisor as the case may be;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever with respect to each Company to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission (any settlement to be subject to indemnity hereunder only if effected with the written consent of the Manager); and

                                                                    APPENDIX A


          (iii) against any and all expense whatsoever with respect to each Company (including the fees and disbursements of counsel) reasonably incurred in investigating, preparing or defending against litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clauses (i) or (ii) above.

     In no case shall the Manager be liable under this indemnity agreement with respect to any claim made against any indemnified party unless the Manager shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure to so notify the Manager shall not relieve the Manager from any liability which it may have otherwise than on account of this indemnity agreement. The Manager shall be entitled to participate at its own expense in the defense or, if it so elects within a reasonable time after receipt of such notice, to assume the defense of that portion of any suit so brought relating to the Manager's indemnification obligations hereunder, which defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party or parties, defendant or defendants therein. In the event that the Manager elects to assume the defense of any such suit and retain such counsel, the indemnified party or parties, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel thereafter retained by it or them; provided, however, that the Manager may, upon the mutual agreement of the Manager and the indemnified party or parties, bear the fees and expenses of additional counsel retained by an indemnified party if the named parties in such suit include both the Manager and the indemnified party and representation of both the Manager and the indemnified party would be inappropriate due to actual or potential differing interests between them or there are defenses available to the indemnified party that are or would not be available to the Manager. In the event the Manager assumes the defense of the portion of a suit relating to the Manager's indemnification obligations hereunder, the Manager will not, without the prior written consent of the indemnified party, effect any settlement of such suit, unless such settlement includes a release of the indemnified party from all liability or claims that are the subject of such suit.

          The Manager agrees to notify the Selling Agent within a reasonable time of the assertion of any claim in connection with the sale of the Units against it or any of its officers or directors or any person who controls the Manager within the meaning of Section 15 of the 1933 Act.

          Section 7. Status of Parties. In selling the Units for the Companies, the Selling Agent is acting solely as an agent for the Companies and not as a principal. The Selling Agent will use its best efforts to assist the Companies in obtaining performance by each purchaser whose offer to purchase Units from a Company has been accepted on behalf of a Company, but the Selling Agent shall not have any liability to a Company in the event that any such purchase is not consummated for any reason.

                                                                    APPENDIX A


          Section 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of any party hereto submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by, or on behalf of, the Selling Agent, the Manager or any person who controls any of the foregoing and shall survive the Initial and each Additional Closing Time in the form restated and reaffirmed as of each such closing time.

          Section 9. Termination. The Manager shall have the right to terminate this Agreement at any time by giving notice to the Selling Agent, and the Selling Agent to do so upon 30 calendar days' notice to the Manager.

          Section 10. Notices and Authority to Act. All communications hereunder shall be in writing and, if sent to the Selling Agent, shall be mailed, delivered or telegraphed and confirmed to it at: Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York, 10080-6106; if sent to the Manager or a Company shall be mailed, delivered or telegraphed and confirmed to it at Princeton Corporate Campus, 800 Scudders Mill Road, Section 2G, Plainsboro, New Jersey 08536, Attention: Mr. Steven B. Olgin.

          Section 11. Parties. This Agreement shall inure to the benefit of and be binding upon the Selling Agent, the Companies, the Manager and such parties' respective successors to the extent provided herein. This Agreement and the conditions and provisions hereof are intended to be and are for the sole and exclusive benefit of the parties hereto and their respective successors, assigns and controlling persons and parties indemnified hereunder, and for the benefit of no other person, firm or corporation. No purchaser of a Unit shall be considered to be a successor or assign solely on the basis of such purchase.

          SECTION 12. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES CREATED HEREBY SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

          Section 13. Requirements of Law. Whenever in this Agreement it is stated that a party will take or refrain from taking a particular action, such party may nevertheless refrain from taking or take such action if advised by counsel that doing so is required by law or advisable to ensure compliance with law, and shall not be subject to any liability hereunder for doing so, although such action shall permit termination of this Agreement by the other parties hereto.

          If the foregoing is in accordance with each party's understanding of its agreement, each party is requested to sign and return to the Manager a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among them in accordance with its terms effective as of the date first above written.

                                    Very truly yours,

                              Signed for and on behalf of:
                              The FuturesAccess Funds

                                                                    APPENDIX A


                                By: Merrill Lynch Alternative Investments LLC
                                     Manager

                                By: /s/ Stephen M. M. Miller
                                    ------------------------
                                    Name:  Stephen M. M. Miller
                                    Title: Vice President


                                MERRILL LYNCH ALTERNATIVE INVESTMENTS LLC

                                By: /s/ Stephen M. M. Miller
                                    ------------------------
                                    Name:  Stephen M. M. Miller
                                    Title: Vice President


Confirmed and accepted as of
the date first above written:

MERRILL LYNCH, PIERCE, FENNER &
SMITH INCORPORATED
      Selling Agent


By: /s/ Steven B. Olgin
    -----------------------------
    Name:  Steven B. Olgin
    Title: Authorized Signatory

                                                                      APPENDIX



                            SCHEDULE OF COMPANIES
                            ---------------------
                          (Dated as of April 1, 2007)


ML APPLETON FUTURESACCESS LLC

ML ASPECT FUTURESACCESS LLC

ML CORNERSTONE FUTURESACCESS LLC

ML WINTON FUTURESACCESS LLC

ML APM GLOBAL COMMODITY FUTURESACCESS LLC

ML ALTIS FUTURESACCESS LLC

ML ALPHASIMPLEX FUTURESACCESS LLC

ML CHESAPEAKE FUTURESACCESS LLC

ML GSA FUTURESACCESS LLC

ML JOHN LOCKE FUTURESACCESS LLC

ML TRANSTREND DTP ENHANCED FUTURESACCESS LLC








Acknowledgement of Amended Schedule:



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MERRILL LYNCH ALTERNATIVE                        MERRILL LYNCH, PIERCE, FENNER &
INVESTMENTS LLC                                  SMITH INCORPORATED
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Manager                                          Selling Agent
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By: _____________________________                By: _______________________________
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    Name:  Stephen M. M. Miller                  Name:  Steven B. Olgin

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    Title: Vice President                        Title: Authorized Signatory
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

Selling Agreement
Amended Schedule of Companies dated April 1, 2007